                                                                    EXHIBIT 10.2

                       AMENDMENT TO EXECUTIVE EMPLOYMENT
                         AGREEMENT PLANAR SYSTEMS,INC.

PARTIES:  Planar Systems, Inc.              ("Company"),
          1400 NW Compton Drive
          Beaverton, Oregon 97008

          Balakrishnan Krishnamurthy        ("Executive")
          3131 NW 128th Place
          Portland, OR 97229

DATE:     September 26, 2000


                                   RECITALS:

     A. The Company and the Executive have entered into an Executive Employment Agreement dated as of September 24, 1999 (the "Employment Agreement").

     B. The Company and the Executive now desire to modify certain provisions of the Employment Agreement.

     NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Capitalized terms used herein but not defined herein have their defined meanings as set forth in the Employment Agreement.

     2. Section 6 of the Employment Agreement is hereby amended and restated in its entirety as follows:

          6.3 Change of Control Termination Payment. In the event of a Change of Control Termination, then, and without further action by the Board, the Company shall provide the benefits identified in Sections 4.3.4.2, 4.3.4.3 and 4.3.4.4 of this Agreement; provided, however, that "twenty-four (24) months" shall be substituted for "eighteen (18) months" in Sections 4.3.4.2 and 4.3.4.3; and, provided further, however, that, with respect to any stock or stock option grants made after September 26, 2000, "twenty-four (24) months" shall be substituted for "eighteen (18) months" in Section 4.3.4.4. Within ten (10) days of such termination, the Company shall make a lump sum payment to Executive in an amount equal to (i) two (2) times the higher of
               (A) your Base Salary at the rate in effect on the date of the Change of Control, or (B) your Base Salary at the rate in effect on the date

Page 1 - Amendment to Executive Employment Agreement
               of the Change of Control Termination, plus (ii) an amount equal to two (2) times the higher of (A) your target bonus for the year in which the Change of Control Termination occur, or (B) your target bonus for the year in which the Change of Control occurs.

     3. Except as set forth and amended and restated herein, the Employment Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Executive Employment Agreement to be duly executed and delivered as of the day and year first above written.

EXECUTIVE                           PLANAR SYSTEMS, INC.


                                    By:
                                       -----------------------------------------
--------------------------
Balakrishnan Krishnamurthy          Title:
                                          --------------------------------------



Page 2 - Amendment to Executive Employment Agreement